Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

WASHINGTON, D.C. – February 27, 2024 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter and full year ended December 31, 2023.

Highlights for the Quarter Ended December 31, 2023:

•
Net income of $4.8 million, or $0.04 per share on a fully diluted basis
•
Core FFO of $30.1 million, or $0.28 per share on a fully diluted basis
•
Acquired three properties totaling 221,463 leased square feet with a weighted average remaining lease term of 9.7 years. Key tenancies in these facilities include the U.S. Department of Homeland Security (DHS), the State of California, and the U.S. Judiciary
•
Released the Company's second annual Environmental Social Governance (ESG) Report, featuring environmental data including energy and water usage and Scopes 1 and 2 Greenhouse Gas (GHG) emissions
•
Announced the appointment of Darrell W. Crate, Easterly's Executive Chairman and co-founder of Easterly, in connection with the planned retirement of Easterly's Chief Executive Officer (CEO), William C. Trimble, III. Mr. Crate was appointed to the role of CEO effective January 1, 2024, and William H. Binnie, the Company's Lead Independent Director, assumed the role of Easterly's Chairman of the Board of Directors
•
Entered into forward sales transactions through the Company's $300.0 million ATM Program launched in December 2019 (“the December 2019 ATM Program”) for the sale of 500,000 shares of the Company's common stock at a net weighted average initial forward sales price of $13.52 per share that have not yet been settled

Highlights for the Year Ended December 31, 2023:

•
Net income of $21.1 million, or $0.20 per share on a fully diluted basis
•
Core FFO of $120.1 million, or $1.14 per share on a fully diluted basis
•
Completed the acquisition of, either directly or through the Company's joint venture partnership (the “JV”), four properties for an aggregate pro rata contractual purchase price of approximately $80.4 million, comprised of $62.2 million of wholly owned acquisitions, and $18.2 million of pro rata JV acquisitions
•
Successfully renewed 390,330 leased square feet of the Company's portfolio for a weighted average lease term of 16.4 years
•
Maintained a quarterly cash dividend of $0.265 per share
•
Exercised the $50.0 million delayed draw option on the Company's 2018 term loan facility, increasing the Company's term loan commitments from $250.0 million to $300.0 million
•
Recognized as a 2022 ENERGY STAR® Certification Nation Premier Member

•
Named one of Washington Business Journal’s 2023 “Best Places to Work”
•
Issued an aggregate of 1,950,000 shares of the Company's common stock in settlement of previously entered into forward sales transactions through the December 2019 ATM Program at a weighted average price per share of $20.14, raising net proceeds to the Company of approximately $39.3 million

“Mission-critical buildings are essential to the work U.S. Government agencies do every single day,” said Darrell Crate, Easterly’s Chief Executive Officer. “Easterly has a definable edge in servicing our core tenants, and we remain focused on increasing our position in the public markets in 2024 and beyond.”

Portfolio Operations

As of December 31, 2023, the Company or the JV owned 90 operating properties in the United States encompassing approximately 8.8 million leased square feet, including 88 operating properties that were leased primarily to U.S. Government tenant agencies, one operating property leased primarily to tenant agencies of a high-credit state government, and one operating property that is entirely leased to a private tenant. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently under construction and, once complete, a 20-year lease with the U.S. General Services Administration (GSA) is expected to commence for the beneficial use of the U.S. Food and Drug Administration (FDA). As of December 31, 2023, the portfolio had a weighted average age of 14.6 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 10.5 years.

Acquisitions

On September 22, 2023, the Company acquired, through the JV, a U.S. Department of Veterans Affairs (VA) outpatient clinic located in Corpus Christi, Texas (“VA - Corpus Christi”). VA - Corpus Christi, a 69,276 leased square outpatient facility, was the ninth property to be acquired in the previously announced portfolio of 10 properties 100% leased to the VA that the Company is acquiring through the JV. VA - Corpus Christi provides enhanced services for the approximately 25,000 veterans in the surrounding region, including but not limited to an audiology clinic, a mental health clinic, pathology, radiology, and homeless care. VA - Corpus Christi is leased directly to the VA pursuant to a 20-year lease that does not expire until November 2042.

On October 3, 2023, the Company acquired a 95,273 leased square foot Class A workers’ compensation adjudication and training facility located in Anaheim, California. The facility is 100% leased by tenant agencies of the State of California (“CA - Anaheim”), including the Department of Industrial Relations and the Employment Development Department. This public facing facility contains court hearing rooms used for adjudicating workers' compensation claims, as well as training rooms for furthering employment opportunities. With a weighted average expiration date of January 2034, CA - Anaheim has been occupied by the State of California (S&P AA-) since 2009 and recently underwent a renewal exercise process post-pandemic whereby the tenants demonstrated their continued need for the facility by executing several leases with a weighted average lease term of 10.7 years.

On October 3, 2023, the Company acquired a 97,969 square foot facility primarily occupied by two branches of the DHS and located in Atlanta, Georgia (“DHS - Atlanta”). DHS - Atlanta is a 93% leased facility that recently underwent an extensive renovation in 2023 for the beneficial use of the Transportation Security Administration (TSA) and the U.S. Customs and Border Protection (CBP). The two tenants recently executed leases that provide for occupancy of up to 15 years through 2038.

On October 19, 2023, the Company acquired a 35,005 leased square foot United States District Courthouse in Newport News, Virginia (“JUD - Newport News”). The United States District Court, Eastern District of Virginia,

Newport News Division Courthouse is a highly specialized facility that features 2008 build-to-suit LEED Certified construction, and a new 10-year firm term lease extension that does not expire until 2033. JUD - Newport News houses four District Judges, three Senior District Judges, and three Magistrate Judges, and is responsible for the cities of Newport News, Hampton, and Williamsburg, and the counties of York, James City, Gloucester, and Matthews.

Balance Sheet and Capital Markets Activity

As of December 31, 2023, the Company had total indebtedness of approximately $1.3 billion comprised of $79.0 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $200.0 million outstanding on its 2018 term loan facility, $700.0 million of senior unsecured notes, and $220.6 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At December 31, 2023, the Company's outstanding debt had a weighted average maturity of 4.6 years and a weighted average interest rate of 4.2%. As of December 31, 2023, the Company's Net Debt to total enterprise value was 47.1% and its Adjusted Net Debt to annualized quarterly pro forma EBITDA ratio was 7.0x.

Dividend

On February 21, 2024, the Board of Directors of Easterly approved a cash dividend for the fourth quarter of 2023 in the amount of $0.265 per common share. The dividend will be payable March 18, 2024 to shareholders of record on March 6, 2024.

Subsequent Events

Reflective of its superior tenancy and investment grade balance sheet, the Company announced it received an investment grade issuer credit rating from Kroll Bond Rating Agency, LLC (“KBRA”) of BBB with Stable Outlook.

On January 25, 2024, the Company announced it extended its $100 million unsecured term loan executed in 2016. Easterly secured market leading terms for the facility and extended the weighted average life of maturities at attractive spreads, underscoring the Company’s fortified balance sheet and strong capital partner relationships. The loan now matures on January 30, 2025.

Subsequent to the quarter ending December 31, 2023, the Company entered into forward sales transactions through the Company's December 2019 ATM Program for the sale of an additional 89,647 shares of the Company's common stock at a net weighted average initial forward sales price of $13.39 per share that have not yet been settled.

As of the date of this release, the Company expects to receive aggregate net proceeds of approximately $8.0 million from the sale of an aggregate of 589,647 shares of the Company's common stock that have not yet been settled under the Company's December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $13.50 per share.

Guidance

This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2024

The Company is introducing its guidance for full-year 2024 Core FFO per share on a fully diluted basis at a range of $1.14 - $1.16.

	Low	High
Net income (loss) per share – fully diluted basis	$0.22	0.24
Plus: Company’s share of real estate depreciation and amortization	$0.91	0.91
FFO per share – fully diluted basis	$1.13	1.15
Plus: Company’s share of depreciation of non-real estate assets	$0.01	0.01
Core FFO per share – fully diluted basis	$1.14	1.16

This guidance assumes (i) the closing of VA - Jacksonville through the JV at the Company’s pro rata share of approximately $41 million, and (ii) $100 - $110 million of gross development-related investment during 2024.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release following the consolidated financial statements. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, and the unconsolidated real estate venture's allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Net Debt and Adjusted Net Debt. Net Debt represents the Company's consolidated debt and its share of unconsolidated debt adjusted to exclude its share of unamortized premiums and discounts and deferred financing fees, less its share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 25 of the Company’s Q4 2023 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on February 27, 2024 to review the fourth quarter and year ended 2023 performance, discuss recent events and conduct a question-and-answer session. A live webcast will be available in the Investor Relations section of the Company’s website. Shortly after the webcast, a replay of the webcast will be available on the Investor Relations section of the Company's website for up to twelve months. Please note that the full text of the press release and supplemental information package are also available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Senior Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and Core FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; the loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; risks associated with derivatives or hedging activity; risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure; adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and our financial condition and results of operations; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2023, to be filed with the Securities and Exchange Commission (SEC) on or about February 27, 2024, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	December 31, 2023	December 31, 2022
Assets
Real estate properties, net	$2,319,143	$2,285,308
Cash and cash equivalents	9,381	7,578
Restricted cash	12,558	9,696
Tenant accounts receivable	66,274	58,835
Investment in unconsolidated real estate venture	284,544	271,644
Intangible assets, net	148,453	157,282
Interest rate swaps	1,994	4,020
Prepaid expenses and other assets	37,405	35,022
Total assets	$2,879,752	$2,829,385

Liabilities
Revolving credit facility	79,000	65,500
Term loan facilities, net	299,108	248,972
Notes payable, net	696,532	696,052
Mortgage notes payable, net	220,195	240,847
Intangible liabilities, net	12,480	16,387
Deferred revenue	82,712	83,309
Accounts payable, accrued expenses and other liabilities	80,209	67,336
Total liabilities	1,470,236	1,418,403

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 100,973,247 and 90,814,021 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	1,010	908
Additional paid-in capital	1,783,338	1,622,913
Retained earnings	112,301	93,497
Cumulative dividends	(576,319)	(475,983)
Accumulated other comprehensive income	1,871	3,546
Total stockholders' equity	1,322,201	1,244,881
Non-controlling interest in Operating Partnership	87,315	166,101
Total equity	1,409,516	1,410,982
Total liabilities and equity	$2,879,752	$2,829,385

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues
Rental income	$69,795	$70,250	$273,906	$284,488
Tenant reimbursements	1,629	2,244	8,908	5,920
Asset management income	550	467	2,110	1,409
Other income	646	545	2,303	1,789
Total revenues	72,620	73,506	287,227	293,606

Expenses
Property operating	17,701	17,970	71,964	66,781
Real estate taxes	7,560	7,047	30,461	30,900
Depreciation and amortization	23,347	24,702	91,292	98,254
Acquisition costs	435	431	1,661	1,370
Corporate general and administrative	6,692	6,966	27,118	24,785
Total expenses	55,735	57,116	222,496	222,090

Other income (expense)
Income from unconsolidated real estate venture	1,332	1,088	5,498	3,374
Interest expense, net	(13,430)	(12,648)	(49,169)	(47,378)
Gain on the sale of operating properties	-	13,590	-	13,590
Impairment loss	-	-	-	(5,540)
Net income	4,787	18,420	21,060	35,562

Non-controlling interest in Operating Partnership	(351)	(2,126)	(2,256)	(4,088)
Net income available to Easterly Government
Properties, Inc.	$4,436	$16,294	$18,804	$31,474

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.04	$0.18	$0.19	$0.34
Diluted	$0.04	$0.18	$0.19	$0.34

Weighted-average common shares outstanding:
Basic	98,982,693	90,772,706	94,264,166	90,613,966
Diluted	99,334,449	91,136,238	94,556,055	90,948,701

Net income, per share - fully diluted basis	$0.04	$0.18	$0.20	$0.35

Weighted average common shares outstanding -
fully diluted basis	107,424,269	102,846,963	105,621,563	102,433,575

EBITDA

(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$4,787	$18,420	$21,060	$35,562
Depreciation and amortization	23,347	24,702	91,292	98,254
Interest expense	13,430	12,648	49,169	47,378
Tax expense	302	585	1,105	931
Gain on the sale of operating properties	-	(13,590)	-	(13,590)
Impairment loss	-	-	-	5,540
Unconsolidated real estate venture allocated share of above adjustments	2,087	1,703	7,929	5,206
EBITDA	$43,953	$44,468	$170,555	$179,281

Pro forma adjustments(1)	79
Pro forma EBITDA	$44,032

(1) Pro forma assuming a full quarter of operations from the three properties acquired in the fourth quarter of 2023.

FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net income	$4,787	$18,420	$21,060	$35,562
Depreciation of real estate assets	23,094	24,453	90,288	97,262
Gain on the sale of operating properties	-	(13,590)	-	(13,590)
Impairment loss	-	-	-	5,540
Unconsolidated real estate venture allocated share of above adjustments	2,002	1,585	7,639	4,937
FFO	$29,883	$30,868	$118,987	$129,711
Adjustments to FFO:
Loss on extinguishment of debt	-	20	14	20
Natural disaster event expense, net of recovery	(17)	87	69	96
Depreciation of non-real estate assets	252	249	1,003	992
Unconsolidated real estate venture allocated share of above adjustments	16	17	66	66
Core FFO	$30,134	$31,241	$120,139	$130,885

FFO, per share - fully diluted basis	$0.28	$0.30	$1.13	$1.27
Core FFO, per share - fully diluted basis	$0.28	$0.30	$1.14	$1.28

Core FFO	$30,134	$31,241	$120,139	$130,885
Straight-line rent and other non-cash adjustments	(1,236)	(970)	(3,897)	(410)
Amortization of above-/below-market leases	(678)	(732)	(2,730)	(3,105)
Amortization of deferred revenue	(1,571)	(1,484)	(6,249)	(5,797)
Non-cash interest expense	272	240	1,024	934
Non-cash compensation	1,122	1,644	5,747	6,536
Natural disaster event expense, net of recovery	17	(87)	(69)	(96)
Principal amortization	(1,090)	(1,149)	(4,316)	(5,091)
Maintenance capital expenditures	(4,198)	(4,648)	(12,474)	(9,771)
Contractual tenant improvements	(771)	(2,045)	(2,139)	(4,134)
Unconsolidated real estate venture allocated share of above adjustments	(139)	(323)	(201)	(1,424)
Cash Available for Distribution (CAD)	$21,862	$21,687	$94,835	$108,527

Weighted average common shares outstanding - fully diluted basis	107,424,269	102,846,963	105,621,563	102,433,575

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

December 31, 2023
Total Debt(1)	$1,299,597
Less: Cash and cash equivalents	(10,250)
Net Debt	$1,289,347
Less: Adjustment for development projects(2)	(54,159)
Adjusted Net Debt	$1,235,188

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 5.